Zysman, Aharoni, Gayer & Co.

To:	April 25, 2013

Alcobra Ltd.

35 Ehad Ha’am St.

Tel-Aviv 6520206, Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen,

We have acted as Israeli counsel for Alcobra Ltd., an Israeli company (the “Company”), in connection with the underwritten initial public offering (the “Offering”) by the Company of the following securities (all of which are collectively referred to herein as the “Securities”): (i) up to an aggregate of 1,569,750 shares (the “Offered Shares”) of the Company’s ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), including shares issuable upon exercise of the underwriters’ over-allotment option; (ii) a warrant (the “Representative’s Warrant”) to purchase up to an aggregate of 68,250 Ordinary Shares; and (iii) 68,250 Ordinary Shares issuable upon exercise of the Representative’s Warrant (the “Warrant Shares”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 of the United States Securities and Exchange Commission (the “SEC”) and Item 601(b)(5) of the SEC’s Regulation S-K under the United States Securities Act of 1933, as amended (the “Act”).

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No. 333-186003), filed by the Company with the SEC and to which this opinion is attached as an exhibit (the “Registration Statement”); (ii) the exhibits to the Registration Statement including the form of Underwriting Agreement between the Company and Aegis Capital Corp., as representatives of the several underwriters (the “Underwriting Agreement”), (iii) the Representative’s Warrant (iv) copies of the articles of association of the Company, as currently in effect; (v) copies of the amended and restated articles of association of the Company to become effective concurrently with the Offering; (vi) resolutions of the board of directors of the Company which have heretofore been approved which relate to the Registration Statement and the actions to be taken in connection with the Offering; and (vii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made inquires of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Securities have been duly authorized for issuance by all necessary corporate action by the Company; (ii) upon payment to the Company of the consideration in such amount and form as shall be determined by the board of directors of the Company or an authorized committee thereof, the Offered Shares, when issued and sold in the Offering as described in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the Representative’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iv) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,
/s/ Zysman, Aharoni, Gayer & Co.

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